Exhibit 99.1

Press Release	Source: Mobile Reach International

Mobile Reach International, Inc. Completes Acquisition of Crystal Hospitality Holdings, Inc.

Friday April 21, 2006

Cary NC. - Mobile Reach International, Inc. (OTCBB: MOBR) announced today it has completed its acquisition of all outstanding shares of Crystal Hospitality Holdings Inc. ("Crystal").  Crystal is now a wholly-owned subsidiary of Mobile Reach.  Details of the transaction are contained in a Form 8-K filed with the Securities and Exchange Commission on April 21, 2006.

Crystal Hospitality owns and operates the www.suntrips.com website, which provides a wide array of travel and vacation options   Travelers visiting the SunTrips website can search and compare information, including pricing and availability, for airline tickets, lodging, car rentals, cruises and many other destination services, such as local attractions and tours, from a large number of suppliers.  Travelers may customize their travel plans or choose from a number of complete travel packages.  Once their plans are finalized, they may easily book their plans via the website.

Prior to the purchase of the SunTrips assets by the Crystal, SunTrips was owned by FS SunTours and was a large tour operator in the United States based in San Jose, California serving the Northern California market.  FS SunTours suspended SunTrips' tour operation in February of 2006 due to a variety of operational issues  SunTrips served over 151,000 vacationers last year from Oakland/San Francisco to Hawaii, Los Cabos, Puerto Vallarta, Cancun, Cozumel and the Mayan Riviera, Costa Rica and the Azores and had been operational for 29 years and having served well over 4 million passengers.  The Company intends to launch similar tour products into this market as it believes that there is significant potential to recapture SunTrips historical business.

Hank Cohn, A. Christopher Johnson and Anthony Soich will remain as members of the Board of Directors. Frank Salerno, Peter Gallic, Fabrizzio P. Busso-Campana and Peter Dugan have also joined the Board as part of the acquisition. Messrs. Busso-Campana, Dugan and Gallic will also serve as officers of Mobile Reach.

About Crystal Hospitality

Crystal Hospitality operates the www.SunTrips.com website and intends to launch a tour operation business in the United States.  Travelers visiting the SunTrips website can search and compare information, including pricing and availability, for airline tickets, lodging, car rentals, cruises and many other destination services, such as local attractions and tours, from a large number of suppliers.  Travelers may customize their travel plans or choose from a number of complete travel packages.  Once their plans are finalized, they may easily book their plans via the website. Tour operations are expected to include packaged vacations originating in Oakland/San Francisco to Hawaii, Los Cabos, Puerto Vallarta, Cancun, Cozumel and the Mayan Riviera, Costa Rica, the Caribbean and the Azores. It will specialize in all-inclusive, value-priced vacation packages serving the Northern California market.

About Mobile Reach International, Inc.

Mobile Reach International, Inc. currently licenses software and related services for BlackBerry enabled devices, personal digital assistants, tablet and laptop computers and other mobile devices.

This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as "intends," "believes" and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements involve a number of risks and uncertainties, including the timely development and national market acceptance of SunTrips as an online brand, the ability to secure additional supply agreements, strategic alliance partners and or acquisition candidates for the purpose of building the packaged travel business, the ability to secure additional funding sources if required to execute its business plans, the ability to attract and retain the required personnel and other factors described in the companies' respective filings with the Securities and Exchange Commission.  The actual results that the company achieves may differ materially from any forward-looking statement due to such risks and uncertainties.  The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.